KNOW  ALL   PERSONS  BY  THESE   PRESENTS,   that  the   undersigned
Directors/Trustees and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc. and SunAmerica Style Select Series, Inc. (collectively the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton, Robert M. Zakem and Peter E. Pisapia or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement, any and all amendments (including post-effective amendments) thereto and any other of the Funds' filings with the Securities Exchange Commission including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

            WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                                        TITLE                                    DATE
---------                                        -----                                    ----
/s/ Peter A. Harbeck                             Director/Trustee and President           May 29, 2002
--------------------------                       (Principal Executive Officer)
Peter A. Harbeck


/s/ Donna M. Handel                              Treasurer (Principal                     May 29, 2002
-------------------------                        Financial and Accounting Officer)
Donna M. Handel


/s/ S. James Coppersmith                         Director/Trustee                         May 29, 2002
------------------------
S. James Coppersmith


/s/ Samuel M. Eisenstat                          Director/Trustee                         May 29, 2002
---------------------------
Samuel M. Eisenstat


/s/ Stephen J. Gutman                            Director/Trustee                         May 29, 2002
---------------------------
Stephen J. Gutman


/s/ Sebastiano Sterpa                            Director/Trustee                         May 29, 2002
------------------------------
Sebastiano Sterpa


/s/ William F. Devin                             Director/Trustee                         May 29, 2002
------------------------------
William F. Devin


/s/ Dr. Judith L. Craven                         Director/Trustee                         May 29, 2002
----------------------------
Dr. Judith L. Craven